Exhibit (a)(1)(D)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

PROTECTION ONE, INC.

at

$15.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 3, 2010

by

PROTECTION ACQUISITION SUB, INC.

a wholly-owned indirect subsidiary of

PROTECTION HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JUNE 2, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

May 3, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 3, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Protection Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned indirect subsidiary of Protection Holdings, LLC, a Delaware limited liability company (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Protection One, Inc., a Delaware corporation (“Protection One”), at a purchase price of $15.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $15.50 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at 9:00 a.m., New York City time, on June 2, 2010 unless the Offer is extended or earlier terminated.

4. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

5. Tendering stockholders who are record owners of their Shares and who tender directly to BNY Mellon Shareowner Services (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

PROTECTION ONE, INC.

at

$15.50 NET PER SHARE

Pursuant to the Offer to Purchase

dated May 3, 2010

by

PROTECTION ACQUISITION SUB, INC.

a wholly-owned indirect subsidiary of

PROTECTION HOLDINGS, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 3, 2010, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Protection Acquisition Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned indirect subsidiary of Protection Holdings, LLC, a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Protection One, Inc., a Delaware corporation (“Protection One”), at a purchase price of $15.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                                        SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Signature(s)

Please Print Names(s)

Address:

Include Zip Code

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.